CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 17th day of February 2000, between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, (hereinafter referred to as "CCEC") and AMERICAN SOIL TECHNOLOGIES, INC. located at 215 N. Marengo Avenue, Suite 110, Pasadena, California 91101 (hereinafter referred to as the "Company").

WITNESSETH:

     WHEREAS, CCEC is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and

     WHEREAS, the Company is publicly held with its common stock trading on the OTCBB Exchange, and

     WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and

     WHEREAS, CCEC is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2. MARKETING PROGRAM: Consists of the following components:

     (A) CCEC will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.

     (B) CCEC will review all of the general information and recent filings from the Company and produce a 100,000 piece direct mail package in two traunches of 50,000, to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing, both items to be approved by the Company prior to circulation.

     (C) CCEC will provide exposure to its network of firms and brokers that may be interested in participating with the Company and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.

     (D) At the Company's request, CCEC will be available to the Company to field any calls from firms and brokers inquiring about the Company.

     (E) CCEC will use its best efforts to obtain the Company exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.

     (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web SITE (WWWINSIDEWALLSTREET.COM). Further CCEC shall create banner ads for placement on financial web sites with hyperlinks back to the Company's feature page on CCEC's home web site. The banner ads shall run for two (2) months.

     (G) At the Company's request, CCEC shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, P.R. Newswire, or any other comparable news dissemination source.

     (H) CCEC will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Company. CCEC will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Company does not have this capability in-house. Further, CCEC will, at its election, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.

     (1) CCEC will obtain express written approval from the Company on all material produced by CCEC prior to disseminating the information to the public.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of twelve (12) months.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to pay compensation to CCEC as follows:

     (A) Fifty thousand (50,000) free trading shares of the Company's common stock due upon execution of this Agreement.

     (B) An option to purchase two hundred thousand (200,000) shares of the Company's common stock with per share pricing calculated upon the closing bid price on the date this Agreement is executed and as follows: fifty thousand (50,000) shares at one hundred twenty five percent (125%) of bid; fifty thousand (50,000) shares at one hundred fifty percent (150%) of bid; fifty thousand (50,000) shares at one hundred seventy five percent (175%) of bid; and fifty thousand (50,000) shares at two hundred percent (200%) of bid. The options shall expire 24 months from the day the Registration Statement registering the underlying shares of the option is deemed effective. The Company agrees to issue piggyback registration rights to the Common Shares referenced above for resale by CCEC pursuant to its filing of an SEC Registration Statement on Form S-3, or such other applicable form as may be appropriate. The Company agrees to initiate a Registration Statement at Company's cost to register the shares underlying the options, if such shares are "in the money," within thirty (30) days of CCEC's written request to do so. The Company shall use its best efforts to make the Registration effective on a timely basis.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:

     (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.

     (B) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company;

     (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 1O-K, latest 1O-Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

     (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company of which it is aware.

     (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities which have been following the Company.

     (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.

     (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY

7. EARLY TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in Section 4 of this Agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of
(a) the amount of cash compensation CCEC has received from the Company under
Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials and original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof

14. MISCELLANEOUS:

     (A) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida, where CCEC has been organized and this Agreement has been accepted by CCEC. Venue for all litigation shall be Seminole County, Florida.

     (B) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars

     (C) MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple parts, and by fax transmission, each of which shall be deemed an original.

Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE 25TH DAY OF FEBRUARY, 2000

CONTINENTAL CAPITAL & EQUITY CORPORATION

By: /s/ Henry Harrison                  /s/ Michael F. Manion
    --------------------------------    ------------------------------------
    CCEC Representative                 CCEC Officer

    Henry Harrison                      Michael F. Manion
    --------------------------------    ------------------------------------
    Print Name                          Print Name



    /s/ Jill M. Eardley                 /s/ Jill M. Eardley
    --------------------------------    ------------------------------------
    Witness                             Witness

    /s/ Jill M. Eardley                 /s/ Jill M. Eardley
    --------------------------------    ------------------------------------
    Print Name                          Print Name


CONFIRMED AND AGREED ON THE 25TH DAY OF FEBRUARY, 2000

AMERICAN SOIL TECHNOLOGIES

By: /s/ Neil C. Kitchen                 /s/ Diana Visco
    --------------------------------    ------------------------------------

    Neil C. Kitchen                     Diana Visco
    --------------------------------    ------------------------------------
    Print Name                          Print Name

                                                                 August 29, 2000




American Soil Technologies, Inc
215 North Marengo Ave - Suite 110
Pasadena, California 91101

Attention legal: Carl Ranno

Please let this notice serve as an addendum to the terms and conditions of our Clinet Service Agreement signed February 25, 2000.

     Section 4 - Compensation and Expenses.

CCEC agrees to accept 50,000 restricted shares of the Company's common stock subject to immediate registration rights as substitution for the 50,000 free trading shares described in 4A of agreement.

Agreed and dated 8/29/00

American Soil Technologies

/s/ Neil C. Kitchen, Ceo, President
-----------------------------------
Duly Authorized


Agreed and dated ______________
Continental Capital & Equity Corp


/s/ James R. Schnorf
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James R. Schnorf
CFO